Power of Attorney

I, Bradley Lerman, 710 Medtronic Parkway, Minneapolis,
MN 55432-5604 do hereby appoint:

Neil P. Ayotte, Vice President, Interim General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic
Parkway, Minneapolis, MN 55432-5604

Keyna P. Skeffington, Vice President, Deputy General
Counsel and Assistant Secretary, Medtronic, Inc.,
710 Medtronic Parkway, Minneapolis, MN 55432-5604

Sarah M. Maveus, Prinicpal Legal Countsel, Medtronic, Inc.,
710 Medtronic Parkway, Minneapolis, MN 55432-5604

Rhonda L. Ingalsbe, Senior Manager, Shareholder Services,
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 27th day of May, 2014.

/s/Bradley Lerman
Bradley Lerman

Specimen Signature of Attorney(s)-in-Fact

/s/ Neil P. Ayotte
Neil P. Ayotte

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ Sarah M. Maveus
Sarah M. Maveus

/s/Rhonda L. Ingalsbe
Rhonda L. Ingalsbe


radley Lerman
Bradley Lerman

Specimen Signature of Attorney(s)-in-Fact

/s/ Neil P. Ayotte
Neil P. Ayotte

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ Sarah M. Mave